EXHIBIT  99.2
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WRITTEN  STATEMENT OF THE CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY  ACT  OF  2002

The undersigned, the Chief Financial Officer of NBT Bancorp Inc. (the "Company"), hereby certifies that to his knowledge on the date hereof:

(a) the Form 10-K of the Company for the Annual Period Ended December 31, 2002, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/S/ Michael J. Chewens
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Michael J. Chewens
Senior Executive Vice President,
Chief Financial Officer and Corporate Secretary
March 24, 2003



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